Exhibit 99.1
OPKO Health Acquires Lead NK-1 Compounds from Schering-Plough Corporation
Lead Drug, Rolapitant, Completed Successful Phase II Trials for Nausea and Vomiting
     MIAMI, October 13, 2009 — OPKO Health, Inc. (NYSE Amex: OPK) today announced that it has entered into a definitive agreement with Schering-Plough Corporation (NYSE: SGP) (“Schering-Plough”) to acquire assets relating to Schering’s neurokinin-1 (NK-1) receptor antagonist program. Rolapitant, the lead product, recently completed Phase II clinical testing for prevention of nausea and vomiting related to cancer chemotherapy and surgery, and other indications. Phase 1 clinical testing has also been initiated for a second compound in the same class. It is anticipated that these compounds may have advantages over presently marketed products.
     “We are pleased to acquire these assets from Schering-Plough,” said Phillip Frost, M.D., OPKO’s Chairman and Chief Executive Officer. “They will fit in well with our strategy to create a portfolio of important products that will bring significant value to patients and shareholders.”
     In connection with its pending merger with Merck & Co., Inc., Schering-Plough determined to divest its oral and intravenous formulations of rolapitant and other assets in its NK-1 program. Closing of the transaction between OPKO and Schering-Plough is subject to completion of the merger.
     NK-1 receptors are highly concentrated in the brain and are also found in other tissues of the body. Activation of NK-1 receptors leads to the release of neurotransmitters and other signaling molecules that play a central role in controlling nausea and vomiting and other basic functions. Jamie Freedman, M.D., Ph.D., Executive Vice President of Research & Development at OPKO commented, “The profile of rolapitant and the positive clinical data generated so far are very promising. We believe rolapitant has the potential to be a best-in-class product for preventing nausea and vomiting in the post-surgical setting or induced by cancer chemotherapy drugs. We will also be exploring various other uses of rolapitant.”
     The market for nausea and vomiting drugs is estimated to be in excess of $2 billion in the U.S., alone. NK-1 receptor antagonists and 5-HT3 receptor antagonists are major classes of drugs used for prevention of nausea and vomiting, and, while there are several approved 5HT-3 receptor antagonists, there is only one NK-1 receptor antagonist approved for commercial use, aprepitant (Emend®).
About OPKO Health, Inc.
     Miami-based OPKO is a specialty healthcare company involved in the discovery, development, and commercialization of proprietary pharmaceutical products, medical devices, vaccines, diagnostic technologies and imaging systems. Initially focused on the treatment and management of ophthalmologic diseases, OPKO has since expanded into other areas of major unmet medical need such as oncology, infectious diseases and neurological disorders.
     This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding the market for nausea and vomiting drugs and the ability of rolapitant to be a best-in-class product, statements regarding our product development efforts, including our ability to develop and commercialize rolapitant for post-operative or chemotherapy-induced nausea and vomiting, as well as other non- historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors, including those described in our filings with the Securities and Exchange Commission, could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include, that the Merger may not occur, that the acquisition of rolapitant and the NK-1 program assets may be delayed or may not be consummated at all, that we will be unable to successfully develop and commercialize rolapitant and the NK-1 program assets, that rolapitant may not achieve the expected results or effectiveness and may not generate data that would support the approval or marketing of this product, that others may develop products, including other NK-1 receptor antagonists, which are superior to rolapitant, and that the acquired compounds may not have advantages over presently marketed products. In addition, forward-looking statements may also be adversely affected by risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments, general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.
Contacts:
Steven D. Rubin 305-575-6015